Exhibit 23

KPMG

The Board of Directors
YUM! Brands, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-36893, 333-32048 and 333-109300) on Form S-8 of YUM! Brands, Inc. of our report dated January 12, 2004 relating to the financial statements and supplemental schedules of the Yum! Brands 401(k) Plan as of September 30, 2003 and 2002, and for the years then ended, which report appears in the September 30, 2003 annual report on Form 11-K of YUM! Brands, Inc.

/s/ KPMG LLP

Louisville, KY
May 3, 2004